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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                               _________________


                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (date of earliest event reported):  December 17, 1997



                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)



             DELAWARE                               1-13461                             76-0506313
     (State of Incorporation)              (Commission File Number)                  (I.R.S. Employer
                                                                                   Identification Number)


            950 ECHO LANE, SUITE 350
                 HOUSTON, TEXAS                                                  77024
    (Address of principal executive offices)                                  (Zip Code)



      Registrant's telephone number, including area code:  (713) 467-6268
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ITEM 5.  OTHER EVENTS

         On December 18, 1997, Group 1 Automotive, Inc., a Delaware corporation
(the "Company"), announced the execution of definitive agreements to acquire four automotive dealership groups (the "Acquisitions"). These Acquisitions include the Carroll Automotive Group with three Ford dealerships located in Fort Lauderdale, Fla., Miami and Atlanta; the Maxwell Automotive Group, with one Chrysler, Plymouth dealership and one Chrysler, Plymouth and Subaru dealership in Austin, Texas, and one Chrysler, Plymouth, Jeep, Eagle and Dodge dealership in Taylor, Texas, located near Austin; Elgin Ford, also located near
Austin; and an automall in Beaumont, Texas, that houses Mercedes-Benz, Dodge, Nissan, Volvo and Buick franchises.

         The consideration for the four separate transactions is approximately
$36 million cash and 2,190,000 shares of Group 1 common stock. Upon completion of the acquisitions, expected during the first quarter of 1998, Group 1 will own 48 dealership franchises and nine collision service centers located in Texas, Oklahoma, Florida and Georgia. The acquisitions are subject to customary closing conditions, including approval of various manufacturers and the completion of due diligence.

         On December 18, 1997, the Company issued a press release relating to the Acquisitions. A copy of the press release is attached hereto as Exhibit
99.1 and is incorporated herein by reference.


ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.      Description of Exhibit

   99.1          Press Release of Group 1 Automotive, Inc. dated December 18,
                 1997 reporting on the Acquisitions.


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 24, 1997

                                        GROUP 1 AUTOMOTIVE, INC.


                                        By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                            Name:   Scott L. Thompson
                                            Title:  Senior Vice President --
                                                    Chief Financial Officer and
                                                    Treasurer





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                                 EXHIBIT INDEX

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
     EXHIBIT NUMBER                                       DESCRIPTION
             ------                                       -----------
          99.1           Press Release of Group 1 Automotive, Inc. dated December 18, 1997 reporting on the Acquisitions.





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